Exhibit 5.1
[Letterhead of]
CRAVATH, SWAINE & MOORE LLP
[New York Office]
September 10, 2010
Burlington Northern Santa Fe, LLC
$250,000,000 Principal Amount of 3.60% Debentures due 2020
$500,000,000 Principal Amount of 5.05% Debentures due 2041
Ladies and Gentlemen:
     We have acted as counsel for Burlington Northern Santa Fe, LLC, a Delaware limited liability company (the “Company”), in connection with the public offering and sale by the Company of $250,000,000 principal amount of 3.60% Debentures due 2020 (the “2020 Debentures”) and $500,000,000 principal amount of the Company’s 5.05% Debentures due 2041 (the “2041 Debentures” and, together with the 2020 Debentures, the “Securities”) to be issued pursuant to an indenture dated as of December 1, 1995, between the Company (as successor to Burlington Northern Santa Fe Corporation, a Delaware corporation (the “Predecessor”)) and The Bank of New York Mellon Trust Company, N.A., as successor Trustee (the “Trustee”), the Fifth Supplemental Indenture, dated as of February 11, 2010, among the Predecessor, R Acquisition Company, LLC, a Delaware limited liability company (subsequently renamed Burlington Northern Santa Fe, LLC), and the Trustee (the Indenture, as so supplemented, the “Base Indenture”) and the Seventh Supplemental Indenture, dated as of September 10, 2010, between the Company and the Trustee (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).
     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Indenture and the Registration Statement on Form S-3 (Registration No. 333-166755), filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2010 (the “Registration Statement”), for registration under the Securities Act of 1933 (the “Securities Act”) of an indeterminate amount of debt securities of the Company, to be issued from time to time by the Company. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies, and (b) that the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Trustee
     Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that when the Securities are authenticated in accordance with the provisions of the Indenture and delivered and paid for the Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

     We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the Delaware Limited Liability Company Act, the laws of the State of New York and the Federal laws of the United States of America.

Very truly yours, /s/ Cravath, Swaine & Moore LLP
Burlington Northern Santa Fe, LLC
     2650 Lou Menk Drive
          Fort Worth, Texas 76131-2830

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